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                                                                    EXHIBIT (21)

                      SUBSIDIARIES OF LOCTITE CORPORATION

     Listed below are Loctite Corporation's subsidiaries which are included in the consolidated financial statements of Loctite Corporation. Inactive and minor subsidiaries, which considered in the aggregate are not significant, are excluded.

                   NAME OF SUBSIDIARY AND JURISDICTION                      PERCENT OF VOTING STOCK
                   IN WHICH INCORPORATED OR ORGANIZED                         OWNED BY REGISTRANT
-------------------------------------------------------------------------   -----------------------
Ifalcos Corporation N.V., Netherlands Antilles...........................             100%
Loctite Argentina S.A., Argentina........................................             100%
Loctite (Asia) Ltd., Hong Kong...........................................             100%
Loctite Australia Pty. Ltd., Australia...................................             100%
Loctite Belgium N.V., Belgium............................................             100%
Loctite Brasil Ltda., Brazil.............................................             100%
Loctite Canada Inc., Canada..............................................             100%
Loctite (China) Company, Ltd., People's Republic of China................              75%
Loctite Colombia S.A., Colombia..........................................             100%
Loctite COMET S.A.R.L., France...........................................             100%
Loctite Company de Mexico, S.A. de C.V., Mexico..........................             100%
Loctite Corp. Chile Ltda., Chile.........................................             100%
Loctite CZ s.r.o., Czech Republic........................................             100%
Loctite d.o.o., Slovenia.................................................             100%
Loctite de Costa Rica S.A., Costa Rica...................................             100%
Loctite de Venezuela C.A., Venezuela.....................................             100%
Loctite Denmark A/S, Denmark.............................................             100%
Loctite Deutschland G.m.b.H., Germany....................................             100%
Loctite Espana, S.A., Spain..............................................             100%
Loctite Europa Ges.m.b.H., Austria.......................................             100%
Loctite FAS S.p.A., Italy................................................             100%
Loctite Finland Oy, Finland..............................................             100%
Loctite France S.A., France..............................................             100%
Loctite F.S.C. (V.I.), Inc., U.S. Virgin Islands.........................             100%
Loctite Holdings SCA, France.............................................             100%
Loctite Hong Kong Ltd., Hong Kong........................................             100%
Loctite Hungary Ltd., Hungary............................................             100%
Loctite (India) Pvt. Ltd., India.........................................             100%
Loctite International B.V., Netherlands..................................             100%
Loctite International Services, Ltd., Delaware...........................             100%
Loctite (Ireland) Investments, Ireland...................................             100%
Loctite (Ireland) Limited, Ireland.......................................             100%
Loctite Italia S.p.A., Italy.............................................             100%
Loctite (Japan) Corporation, Japan.......................................             100%
Loctite Korea, Inc., Republic of Korea...................................             100%
Loctite Luminescent Systems, Inc., New Hampshire.........................             100%
Loctite (Malaysia) Sdn. Bhd., Malaysia...................................             100%
Loctite Nederland B.V., Netherlands......................................             100%
Loctite Norge A/S, Norway................................................             100%
Loctite (Overseas) Ltd., Ireland.........................................             100%
Loctite Philippines Corporation, The Philippines.........................             100%
Loctite Polska Sp.z.o.o., Poland.........................................             100%

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

                                                                    EXHIBIT (21)
                                                                     (CONTINUED)

                      SUBSIDIARIES OF LOCTITE CORPORATION

                   NAME OF SUBSIDIARY AND JURISDICTION                      PERCENT OF VOTING STOCK
                   IN WHICH INCORPORATED OR ORGANIZED                         OWNED BY REGISTRANT
-------------------------------------------------------------------------   -----------------------
Loctite Puerto Rico, Inc., Connecticut (doing business in Puerto Rico)...             100%
Loctite ROEES Handelsges.m.b.H., Austria.................................             100%
Loctite SA (Pty.) Ltd., South Africa.....................................             100%
Loctite (Singapore) Pte. Ltd., Singapore.................................             100%
Loctite SK s.r.o., Slovak Republic.......................................             100%
Loctite Sweden AB, Sweden................................................             100%
Loctite (Taiwan) Co., Ltd., Taiwan.......................................              51%
Loctite (Thailand) Ltd., Thailand........................................             100%
Loctite UK Limited, United Kingdom.......................................             100%
Loctite Yapistiricilar A.S., Turkey......................................             100%
Notex, Ltd., Ireland.....................................................             100%
Plastic Padding Holdings Ltd., United Kingdom............................             100%
Plastic Padding Ltd., United Kingdom.....................................             100%

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